EXHIBIT 10.36

                                    FORM OF

                            INDEMNIFICATION AGREEMENT

     This Agreement is made this 19th day of February 1999, between Gardenburger, Inc., an Oregon corporation (the "Company"), and
______________________ ("Director").

                                    RECITALS

     A. Director is a member of the board of directors ("Board") of the Company and in such capacity is performing a valuable service for the Company.

     B. Section 60.414 of the Oregon Business Corporation Act (the "Act") by its terms recognizes that the indemnification and advancement of expenses provisions of ORS 60.387 to ORS 60.411 are not exclusive and that agreements may be entered into between a corporation and its directors with respect to indemnification.

     C. Both the Company and Director recognize the substantial risk of litigation and other claims being asserted against directors of public corporations.

     D. The Company has determined that it is in the best interests of the Company to enter into this Agreement in recognition of Director's need for substantial protection against personal liability in order to assure Director's continued service to the Company in an effective manner and to provide contractual assurance that such protection will be available to Director notwithstanding any amendment of the Act or the Company's articles of incorporation or bylaws.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of Director's continued service as a member of the Board after the date of this Agreement, the parties hereto agree as follows:

     1. BASIC INDEMNITY. Subject to the exclusions in Section 6, the Company hereby agrees to hold harmless and indemnify Director and the estate or personal representative of Director from and against all Liability and Expenses actually and necessarily incurred by Director in any threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, involving Director by reason of the fact that he or she is or was a director or agent of the Company and/or any of the Company's subsidiaries to the broadest and maximum extent permitted by Oregon law.

     2. MAINTENANCE OF INSURANCE. The Company presently has in effect policies of director and officer liability insurance ("D&O Insurance") in amounts satisfactory to Director. Subject to Section 3, the Company agrees that, so long as Director continues to serve as a director of the Company and thereafter so long as Director is subject to any possible Claim (as hereinafter defined), it will purchase and maintain in effect for the benefit of Director one or more valid, binding and enforceable policies of D&O Insurance providing coverage at least comparable to the coverage provided by the existing policies.


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     3. SELF INSURANCE. Notwithstanding Section 2, the Company shall not be required to maintain in effect policies of D&O Insurance if such insurance is not reasonably available or if, in the reasonable business judgment of the then members of the Board, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance. In the event the Company does not maintain such insurance in effect, the Company agrees to hold harmless and indemnify Director and the estate and personal representative of Director to the full extent of the coverage provided by the existing policies of D&O Insurance. Anything in this Agreement to the contrary notwithstanding, to the extent and so long as the Company or any parent of the Company shall choose to maintain in effect any policy or policies of D&O Insurance while Director is subject to any possible Claim, the Company shall be required to maintain in effect similar and equivalent policies for the benefit of Director, whether more or less favorable to Director than the existing policies of D&O Insurance.

     4. ADDITIONAL INDEMNITY. Subject to the exclusions in Section 6 and without limiting the Company's obligations under Section 1, the Company hereby agrees to indemnify Director and the estate and personal representative of Director against all Liability (as hereinafter defined) incurred in connection with any Claim including, without limiting the generality of the foregoing, a Claim by or in the right of the Company.

     5. ADVANCEMENT OF EXPENSES. The Company shall, if requested by Director, pay all Expenses (including attorney fees) incurred by Director in investigating, defending or appealing any Claim in advance of the final disposition of a Claim. If required by the Act or other applicable statute, any such request shall be accompanied by a written affirmation of Director's good faith belief that Director has met the standard of conduct described in ORS
60.391. The Company shall pay any statement for such Expenses within 20 days after receipt of the statement. Director shall reimburse the Company for all Expenses paid by the Company pursuant to this Section 5 in the event and only to the extent that it is ultimately determined that Director is not entitled to be indemnified by the Company for such Expenses.

     6. EXCLUSIONS. No indemnity pursuant to Sections 1 or 4 shall be paid by the Company:

          6.1 If a final nonappealable decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful;

          6.2 On account of acts or omissions by Director which are adjudged to have been not in good faith or to have involved intentional misconduct or a knowing violation of law;

          6.3 For which and to the extent payment is actually made to or on behalf of Director under a valid and enforceable insurance policy; 6.4 In connection with a proceeding by or in the right of the Company in which Director was adjudged liable to the Company; 6.5 In connection with a proceeding charging improper personal benefit to Director in which Director was adjudged liable on the basis that personal benefit was improperly received by Director; 6.6 For Liability or Expenses in any proceeding brought by Director against the Company unless the proceeding results in a finding of improper conduct by the Company resulting in injury to the Director or the proceeding is brought as a proceeding for indemnity under this Agreement and Director is successful in whole or in part in such proceeding; or

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          6.7 On account of any Liability arising under Section 16(b) of the
Securities Exchange Act of 1934 and amendments thereto or any similar provision of federal or state statutory law.

     7. NOTIFICATION AND DEFENSE OF CLAIMS. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a Claim in respect thereof is to be made under this Agreement, notify the Company of the commencement thereof; but the omission to so notify the Company will not relieve it from its obligations to Director under this Agreement unless the Company shall be prejudiced by reason of such omission. With respect to any such action, suit or proceeding as to which Director notifies the Company of the commencement thereof:

          7.1 The Company shall be entitled to participate therein at its own expense.

          7.2 Except as otherwise provided below, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Director. After notice from the Company to Director of its election to assume the defense thereof, the Company will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Company, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel reasonably satisfactory to Director to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Director shall be at the expense of the Company; provided, however, that the Company shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such directors of the Company, unless in the reasonable judgment of any such director a conflict of interest may exist between such director and any

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other of such directors with respect to such action, claim or proceeding, in which event the Company shall be obligated to pay the fees and expenses of such additional counsel. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Director shall have the right to employ counsel at the Company's expense pursuant to clause (ii) or (iii) above.

          7.3 The Company shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any Claim effected without its written consent. The Company shall not settle any Claim in any manner which would impose any penalty or limitation on Director without Director's written consent. Neither the Company nor Director will unreasonably withhold its consent to any proposed settlement.

     8. PARTIAL INDEMNITY; BURDEN OF PROOF. If Director is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses or Liability incurred in connection with a Claim, but not for the total amount thereof, the Company shall nevertheless indemnify Director for the portion thereof to which Director is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Director has been successful on the merits or otherwise in defense of any Claim or in defense of any issue or matter therein, including dismissal without prejudice, Director shall be indemnified against the Expenses incurred by Director in connection therewith. In connection with any determination by the Board or otherwise as to whether Director is entitled to be indemnified under this Agreement, the burden of proof shall be on the Company to establish that Director is not so entitled.

     9. NONEXCLUSIVITY. The rights of Director hereunder shall be in addition to any other rights Director may have under the articles of incorporation or bylaws of the Company, the Act or otherwise.

     10. AMENDMENTS; WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

     11. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     12. CONTINUATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Director is a director of the Company and shall continue thereafter so long as Director is subject to any possible Claim.

     13. HEIRS, SUCCESSORS, AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the Company and Director.

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     14. ATTORNEY FEES. In the event any suit, action or arbitration is brought to enforce rights or to collect moneys due under this Agreement, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable fees and expenses incurred at or prior to trial and on appeal.

     15. SEVERABILITY. Wherever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under the laws of the state of Oregon, but if any provision of this Agreement shall be invalidated by any court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     16. CERTAIN DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings indicated:

          16.1 "Claim" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, arising out of or related to the fact that Director is or was a director, officer, fiduciary, employee or agent of the Company or is or was serving at the Company's request as a director, officer, partner, fiduciary, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

          16.2 "Expenses" shall include, without limitation, attorney fees and all other costs, expenses, and obligations paid or incurred in connection with investigations, judicial or administrative proceedings, or appeals that occur in connection with a Claim, and expenses incurred in establishing a right to indemnification under this Agreement.

          16.3 "Liability" means the obligation to pay a judgment, settlement, penalty or fine, including any excise tax assessed with respect to any employee benefit plan, or reasonable expenses (including attorney fees).

     17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Oregon without giving effect to principles of conflicts of laws that would result in this Agreement being governed by the law of some other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                       GARDENBURGER, INC.


____________________________           By: _________________________________
Director                                   Lyle G. Hubbard
                                           President and Chief Executive Officer


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